Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Trish Tomczak, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Strong Fourth Quarter Caps Record Year for Isabella Bank Corporation
Record Net Income and EPS in 2022; EPS up 19% over 2021
Mt. Pleasant, Michigan, February 9, 2023 — Isabella Bank Corporation (the “Corporation”) (OTCQX: ISBA) reported record net income, net interest income and earnings per share for the year ended December 31, 2022. Fourth quarter net income was $6.3 million, surpassing $4.8 million for the same period in 2021, resulting in net income of $22.2 million in 2022, up 14% from $19.5 million reported in 2021. Earnings per common share were $0.84 in the fourth quarter and $2.95 for the year, above the $0.63 and $2.48 reported for the same periods a year ago, respectively.
"Isabella Bank had another outstanding year, driven by solid growth across our geographic and business portfolios and a favorable interest rate environment," said Jae A. Evans, President & CEO. "We are seeing the results of implementing our strategic plan, which led to increased market share in several markets, by investing in digital technology and new offerings."
Additional 2022 highlights:
•Total deposits increased $33.9 million in 2022, or 2%.
•Fourth quarter net interest income rose $2.8 million, or 21%, over the same period in 2021, and net interest income was $7.8 million in 2022, up 15% from 2021.
•Net yield on interest earning assets reached 3.43% in the fourth quarter, up from 2.86% for the same period in 2021.
•Asset quality also improved, with nonperforming loans at 0.04% of total loans, compared to 0.10% at the end of 2021.
“We are attracting new customers, while also expanding our offerings with current customers," Evans added. "This is possible because of our outstanding Isabella Bank team. We remain committed to growing with our customers and communities, just as we have since 1903. Our reputation as a strong, reliable and community-focused bank will not change, even as we continue to evolve to provide the services our customers and communities want and need."

Operating Results
Net income: Fourth quarter 2022 net income increased 31.9% compared to the same period in 2021. For the year ended December 31, 2022, net income was $22.2 million, compared to $19.5 million in 2021.
Net interest income, fourth quarter 2022: Net interest income for the fourth quarter 2022 improved by $2.8 million, or 21%, compared to the fourth quarter of 2021. Interest income increased $2.9 million, or 19.1%, driven largely by rising interest rates.
Net interest income: Net interest income for the year ended December 31, 2022 increased $7.8 million to $60.5 million, up 14.8% compared to 2021. While Paycheck Protection Program loan fees declined, rising interest rates and growth in available-for-sale securities led to a $5.7 million, or 9.5%, increase in gross interest income for the year ended December 31, 2022, compared to 2021. The Corporation continued to benefit from the significant reduction in its higher-cost borrowings — a strategic move that commenced in 2019 and contributed to a $2.1 million, or 28.3%, decrease in interest expense on deposits and borrowings for the year ended December 31, 2022, when compared to 2021. The provision for loan loss in 2022 was $483,000 compared to a $518,000 provision reversal in 2021, when concerns over potential credit quality issues related to the pandemic did not materialize.
Noninterest income and expenses, fourth quarter 2022: Noninterest income decreased $336,000 compared to the fourth quarter of 2021, primarily driven by a reduction in gain on sale of mortgage loans. Noninterest expenses for the quarter increased $725,000, attributed to increased compensation, equipment, and loan underwriting expenses.
Noninterest income and expenses: Noninterest income for the year ended December 31, 2022 decreased $156,000 compared to 2021. Gain on sale of mortgages decreased $1.1 million, as demand for residential mortgage originations declined due to the rising interest rate environment. This was offset by an increase in service charges and fees of $1.1 million, with $619,000 of the increase related to mortgage servicing rights. Noninterest expense increased $3.1 million in 2022 compared to 2021, primarily the result of increased compensation, other losses, and donations and community relations expenses.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 3.43% and 3.18% for the fourth quarter and year ended 2022, respectively, compared to 2.86% and 2.87% for the same periods in 2021. The marked improvement is a result of strategies that positioned the Bank to benefit in a rising interest rate environment, including a reduced reliance on higher-cost borrowed funds and brokered deposits.
Balance Sheet
Assets: Total assets were $2.03 billion and assets under management were $2.81 billion as of December 31, 2022. Managed assets included loans sold and serviced of $264.2 million as well as $513.9 million in investment and trust assets managed by Isabella Wealth.

Loans: Loans outstanding as of December 31, 2022 totaled $1.26 billion. Core loan growth improved $35.1 million, or 2.9%, primarily due to commercial loan growth. Gross loans declined $36.9 million since December 31, 2021 due to a decrease of $72 million in advances to mortgage brokers, which are included in the commercial loan portfolio but are not considered a component of the Bank's core lending business. While the Bank has experienced fluctuations in credit quality indicators in recent periods, credit quality remained strong, as evidenced by total past due and nonaccrual loans being just 0.88% of gross loans as of December 31, 2022. Additionally, nonperforming loans at year end 2022 declined to $457,000, or 0.04% of total loans, compared to $1.3 million, or 0.10%, at December 31, 2021.
Deposits: Growth in accounts from new customers drove total deposits to $1.74 billion as of December 31, 2022, an increase of $33.9 million, or 2.0%, since December 31, 2021. A large percentage of this increase came in the form of demand deposits which helps to minimize total interest expense and reduce overall cost of funds.
Capital: Due to an increase in short-term and intermediate-term benchmark interest rates, unrealized losses related to available-for-sale securities increased significantly during 2022. As a result, shareholders' equity has declined, negatively impacting tangible book value. The Bank continues to be considered a “well-capitalized” institution, as its capital ratios exceeded the minimum designated requirements. As of December 31, 2022, the Bank’s Tier 1 Leverage Ratio was 9.36%, Tier 1 Capital Ratio was 14.07% and Total Capital Ratio was 14.80%. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0% and Total Capital Ratio of 10.0%.
Dividend: The Corporation paid a $0.28 per common share cash dividend for the fourth quarter of 2022, an increase of 3.7% compared to fourth quarter of 2021. Total cash dividends paid for the year ended December 31, 2022 totaled $1.09. Based on the Corporation’s closing stock price of $23.50 as of December 31, 2022, the annualized cash dividend yield was 4.77%.
About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).

Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31 2022	December 31 2021
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$27,420	$25,563
Fed Funds sold and interest bearing balances due from banks	11,504	79,767
Total cash and cash equivalents	38,924	105,330
Available-for-sale securities, at fair value	580,481	490,601
Mortgage loans available-for-sale	379	1,735
Loans
Commercial	740,920	807,439
Agricultural	104,314	93,955
Residential real estate	340,885	326,361
Consumer	78,054	73,282
Gross loans	1,264,173	1,301,037
Less allowance for loan and lease losses	9,850	9,103
Net loans	1,254,323	1,291,934
Premises and equipment	25,553	24,419
Corporate owned life insurance policies	32,988	32,472
Equity securities without readily determinable fair values	15,746	17,383
Goodwill and other intangible assets	48,287	48,302
Accrued interest receivable and other assets	33,586	19,982
TOTAL ASSETS	$2,030,267	$2,032,158
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$494,346	$448,352
Interest bearing demand deposits	372,155	364,563
Certificates of deposit under $250 and other savings	810,642	818,841
Certificates of deposit over $250	67,132	78,583
Total deposits	1,744,275	1,710,339
Borrowed funds
Federal funds purchased and repurchase agreements	57,771	50,162
Federal Home Loan Bank advances	—	20,000
Subordinated debt, net of unamortized issuance costs	29,245	29,158
Total borrowed funds	87,016	99,320
Accrued interest payable and other liabilities	12,766	11,451
Total liabilities	1,844,057	1,821,110
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,559,421 shares (including 154,879 shares held in the Rabbi Trust) in 2022 and 7,532,641 shares (including 105,654 shares held in the Rabbi Trust) in 2021	128,651	129,052
Shares to be issued for deferred compensation obligations	5,005	4,545
Retained earnings	89,748	75,592
Accumulated other comprehensive income (loss)	(37,194)	1,859
Total shareholders’ equity	186,210	211,048
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,030,267	$2,032,158

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Interest income
Loans, including fees	$14,163	$12,776	$53,283	$51,410
Available-for-sale securities
Taxable	2,512	1,391	8,363	4,920
Nontaxable	718	684	2,808	3,077
Federal funds sold and other	522	190	1,344	706
Total interest income	17,915	15,041	65,798	60,113
Interest expense
Deposits	1,323	1,079	4,021	5,442
Borrowings
Federal funds purchased and repurchase agreements	53	13	79	53
Federal Home Loan Bank advances	—	209	152	1,302
Subordinated debt, net of unamortized issuance costs	267	266	1,065	615
Total interest expense	1,643	1,567	5,317	7,412
Net interest income	16,272	13,474	60,481	52,701
Provision for loan losses	(57)	81	483	(518)
Net interest income after provision for loan losses	16,329	13,393	59,998	53,219
Noninterest income
Service charges and fees	2,115	2,125	8,730	7,614
Wealth management fees	788	797	3,005	3,071
Earnings on corporate owned life insurance policies	229	223	884	800
Net gain on sale of mortgage loans	63	235	631	1,694
Gains from redemption of corporate owned life insurance policies	—	121	57	271
Other	77	107	359	372
Total noninterest income	3,272	3,608	13,666	13,822
Noninterest expenses
Compensation and benefits	6,407	6,056	24,887	23,749
Furniture and equipment	1,624	1,413	6,006	5,462
Occupancy	878	935	3,691	3,661
Other	3,013	2,793	12,236	10,822
Total noninterest expenses	11,922	11,197	46,820	43,694
Income before federal income tax expense	7,679	5,804	26,844	23,347
Federal income tax expense	1,357	1,010	4,606	3,848
NET INCOME	$6,322	$4,794	$22,238	$19,499
Earnings per common share
Basic	$0.84	$0.63	$2.95	$2.48
Diluted	$0.83	$0.63	$2.91	$2.45
Cash dividends per common share	$0.28	$0.27	$1.09	$1.08

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,244,972	$14,163	4.55%	$1,226,192	$12,776	4.17%
Taxable investment securities	520,139	2,499	1.92%	383,175	1,391	1.45%
Nontaxable investment securities	107,508	999	3.72%	104,115	889	3.42%
Fed funds sold	14	—	4.00%	9	—	0.01%
Other	56,142	522	3.72%	199,605	190	0.38%
Total earning assets	1,928,775	18,183	3.77%	1,913,096	15,246	3.19%
NONEARNING ASSETS
Allowance for loan losses	(9,792)			(9,082)
Cash and demand deposits due from banks	24,312			28,852
Premises and equipment	25,382			24,534
Accrued income and other assets	63,553			109,238
Total assets	$2,032,230			$2,066,638

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$358,809	$104	0.12%	$367,130	$48	0.05%
Savings deposits	635,771	535	0.34%	584,475	157	0.11%
Time deposits	254,604	684	1.07%	306,817	874	1.14%
Federal funds purchased and repurchase agreements	55,478	53	0.38%	60,508	13	0.09%
Federal Home Loan Bank advances	—	—	—%	40,543	209	2.06%
Subordinated debt, net of unamortized issuance costs	29,233	267	3.65%	29,143	266	3.65%
Total interest bearing liabilities	1,333,895	1,643	0.49%	1,388,616	1,567	0.45%
NONINTEREST BEARING LIABILITIES
Demand deposits	504,791			449,766
Other	13,103			12,002
Shareholders’ equity	180,441			216,254
Total liabilities and shareholders’ equity	$2,032,230			$2,066,638
Net interest income (FTE)		$16,540			$13,679
Net yield on interest earning assets (FTE)			3.43%			2.86%

	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,249,634	$53,283	4.26%	$1,208,141	$51,410	4.26%
Taxable investment securities	477,159	8,294	1.74%	297,357	4,920	1.65%
Nontaxable investment securities	107,158	3,933	3.67%	117,997	4,235	3.59%
Fed funds sold	10	—	2.42%	5	—	0.02%
Other	99,301	1,344	1.35%	255,246	706	0.28%
Total earning assets	1,933,262	66,854	3.46%	1,878,746	61,271	3.26%
NONEARNING ASSETS
Allowance for loan losses	(9,477)			(9,396)
Cash and demand deposits due from banks	24,708			29,139
Premises and equipment	24,648			24,760
Accrued income and other assets	81,823			109,625
Total assets	$2,054,964			$2,032,874

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$374,623	$274	0.07%	$345,015	$216	0.06%
Savings deposits	630,574	1,135	0.18%	558,102	616	0.11%
Time deposits	270,296	2,612	0.97%	336,094	4,610	1.37%
Federal funds purchased and repurchase agreements	49,974	79	0.16%	57,453	53	0.09%
Federal Home Loan Bank advances	7,863	152	1.93%	69,342	1,302	1.88%
Subordinated debt, net of unamortized issuance costs	29,200	1,065	3.65%	17,000	615	3.62%
Total interest bearing liabilities	1,362,530	5,317	0.39%	1,383,006	7,412	0.54%
NONINTEREST BEARING LIABILITIES
Demand deposits	482,781			416,247
Other	14,695			12,858
Shareholders’ equity	194,958			220,763
Total liabilities and shareholders’ equity	$2,054,964			$2,032,874
Net interest income (FTE)		$61,537			$53,859
Net yield on interest earning assets (FTE)			3.18%			2.87%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Year Ended
	December 31 2022	December 31 2021	December 31 2020
PER SHARE
Basic earnings	$2.95	$2.48	$1.37
Diluted earnings	$2.91	$2.45	$1.34
Dividends	$1.09	$1.08	$1.08
Tangible book value	$18.25	$21.61	$21.29
Quoted market value
High	$26.25	$29.00	$24.50
Low	$21.00	$19.45	$15.60
Close (1)	$23.50	$25.50	$19.57
Common shares outstanding (1)	7,559,421	7,532,641	7,997,247
Average number of common shares outstanding	7,549,878	7,853,398	7,959,705
Average number of diluted common shares outstanding	7,647,612	7,965,961	8,106,091
PERFORMANCE RATIOS
Return on average total assets	1.08%	0.96%	0.57%
Return on average shareholders' equity	11.41%	8.83%	4.93%
Return on average tangible shareholders' equity	15.17%	11.31%	6.34%
Net interest margin yield (FTE)	3.18%	2.87%	2.96%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$264,206	$278,844	$301,377
Assets managed by Isabella Wealth	$513,918	$516,243	$443,967
Total assets under management	$2,808,391	$2,827,245	$2,702,722
ASSET QUALITY (1)
Nonaccrual status loans	$457	$1,245	$5,313
Performing troubled debt restructurings	$21,069	$25,276	$22,200
Foreclosed assets	$439	$211	$527
Net loan charge-offs (recoveries)	$(264)	$123	$(140)
Nonperforming loans to gross loans	0.04%	0.10%	0.43%
Nonperforming assets to total assets	0.05%	0.08%	0.31%
Allowance for loan and lease losses to gross loans	0.78%	0.70%	0.79%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.17%	10.39%	11.17%
Tier 1 leverage	8.61%	7.97%	8.37%
Common equity tier 1 capital	12.91%	12.07%	12.97%
Tier 1 risk-based capital	12.91%	12.07%	12.97%
Total risk-based capital	15.79%	14.94%	13.75%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	December 31 2022	September 30 2022	June 30 2022	March 31 2022	December 31 2021
Commercial	$740,920	$730,504	$772,567	$727,614	$807,439
Agricultural	104,314	96,850	94,726	88,169	93,955
Residential real estate	340,885	334,412	329,795	328,559	326,361
Consumer	78,054	74,385	74,822	74,029	73,282
Gross loans	$1,264,173	$1,236,151	$1,271,910	$1,218,371	$1,301,037

	December 31 2022	September 30 2022	June 30 2022	March 31 2022	December 31 2021
Noninterest bearing demand deposits	$494,346	$510,127	$488,110	$461,473	$448,352
Interest bearing demand deposits	372,155	368,537	370,284	387,187	364,563
Savings deposits	625,734	651,129	635,397	635,195	596,662
Certificates of deposit	251,541	260,741	265,477	279,708	297,696
Internet certificates of deposit	499	499	598	598	3,066
Total deposits	$1,744,275	$1,791,033	$1,759,866	$1,764,161	$1,710,339

	December 31 2022	September 30 2022	June 30 2022	March 31 2022	December 31 2021
U.S. Treasury	$208,701	$206,791	$214,474	$218,268	$209,703
States and political subdivisions	117,512	114,000	119,649	114,015	121,205
Auction rate money market preferred	2,342	2,479	2,497	2,867	3,242
Mortgage-backed securities	39,070	41,042	45,796	49,578	56,148
Collateralized mortgage obligations	205,728	209,720	167,572	152,441	92,301
Corporate	7,128	7,201	7,602	7,750	8,002
Available-for-sale securities, at fair value	$580,481	$581,233	$557,590	$544,919	$490,601

	December 31 2022	September 30 2022	June 30 2022	March 31 2022	December 31 2021
Securities sold under agreements to repurchase without stated maturity dates	$57,771	$52,479	$47,247	$51,353	$50,162
Federal Home Loan Bank advances	—	—	10,000	10,000	20,000
Subordinated debt, net of unamortized issuance costs	29,245	29,225	29,203	29,181	29,158
Total borrowed funds	$87,016	$81,704	$86,450	$90,534	$99,320

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Service charges and fees
ATM and debit card fees	$1,267	$1,318	$4,774	$4,600
Service charges and fees on deposit accounts	653	621	2,566	2,139
Freddie Mac servicing fee	163	175	669	747
Net mortgage servicing rights income (loss)	(42)	(56)	435	(184)
Other fees for customer services	74	67	286	312
Total service charges and fees	2,115	2,125	8,730	7,614
Wealth management fees	788	797	3,005	3,071
Earnings on corporate owned life insurance policies	229	223	884	800
Net gain on sale of mortgage loans	63	235	631	1,694
Gains from redemption of corporate owned life insurance policies	—	121	57	271
Other	77	107	359	372
Total noninterest income	$3,272	$3,608	$13,666	$13,822

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Compensation and benefits	$6,407	$6,056	$24,887	$23,749
Furniture and equipment	1,624	1,413	6,006	5,462
Occupancy	878	935	3,691	3,661
Other
Audit, consulting, and legal fees	609	513	2,358	2,066
ATM and debit card fees	424	458	1,909	1,810
Marketing costs	244	256	1,056	939
Loan underwriting fees	364	221	1,004	849
Donations and community relations	258	253	923	705
Memberships and subscriptions	222	215	876	877
Director fees	192	198	790	703
FDIC insurance premiums	143	161	537	690
All other	557	518	2,783	2,183
Total other noninterest expenses	3,013	2,793	12,236	10,822
Total noninterest expenses	$11,922	$11,197	$46,820	$43,694